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                                                                    EXHIBIT 10.1

                      STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                      -------------------------------------

        1. PURPOSE OF THE PLAN. Health Care REIT, Inc., a Delaware corporation, hereby adopts this Stock Plan for Non-Employee Directors providing for the granting of stock options and restricted stock to directors of the Company who are not employees of the Company. The general purpose of the Plan is to more closely align the interests of the Directors of the Company with the interests of the Company's stockholders by providing members of the Board of Directors of the Company who are not employees of the Company an opportunity to participate in the future growth and profitability of the Company through annual awards of non-qualified stock options and shares of restricted stock.

                  The Stock Plan for Non-Employee Directors has been approved by the Board of Directors effective as of January 20, 1997, subject to approval by the Company's stockholders at the annual meeting of the stockholders.

        2. CERTAIN DEFINITIONS. In addition to the words and terms elsewhere defined in this Plan, certain capitalized words and terms used in this Plan shall have the meanings given to them by the definitions and descriptions in this Section 2. Unless the context or use indicates another or different meaning or intent, then such definition shall be equally applicable to both the singular and plural forms of any of the capitalized words and terms herein defined. The following words and terms are defined terms under this Plan:

2.1      Award means the grant of an Option or Restricted Stock under this Plan.

2.2      Board of Directors means the Board of Directors of the Company.

2.3 Code means the Internal Revenue Code of 1986, as the same shall be amended from time to time.

2.4 Common Stock means the Common Stock, par value $1.00 per share, of the Company.

2.6      Company means Health Care REIT, Inc., a Delaware corporation.

2.7 Effective Date means January 20, 1997, the date the Plan was approved by the Board of Directors.

2.8 Fair Market Value means the fair market value of a share of Common Stock as determined by the Board of Directors by reference to the closing price for shares of Common Stock for the immediately preceding trading day, as reported on the New York Stock Exchange Composite Transactions, as published in The Wall Street Journal.

2.9 Holder means a Non-Employee Director who has received an Award of Options or Restricted Stock under this Plan.

2.10 Non-Employee Director means a member of the Board of Directors who is not an employee of the Company.

2.11 Nonstatutory Stock Option means a stock option that does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

2.12 Option means a right granted to a Non-Employee Director pursuant to the Plan to purchase a specified number of shares of Common Stock at a specified Option Price during a specified period and on such other terms and conditions as may be specified pursuant to the Plan. All Options granted under this Plan shall be Nonstatutory Stock Options.

2.13 Option Price means, with respect to any Option, the price per share the Holder will be required to pay to the Company to exercise the Option and acquire the shares of Common Stock subject to the Option.

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2.14     Plan means this Stock Plan for Non-Employee Directors.

2.15 Restricted Stock means shares of Common Stock issued to an eligible Non-Employee Director, subject to such transfer restrictions and other conditions as may be specified in accordance with Section 7 of the Plan.

2.16 Stock Option Agreement means the agreement specified in Section 11 hereof.

        3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 12 hereof, the number of shares of Common Stock which may be issued upon exercise of Options or as Awards of Restricted Stock under the Plan shall be 100,000 shares of the Common Stock. On January 1 of each year subsequent to the Effective Date, the aggregate number of shares of Common Stock available for issuance under this Plan shall be increased by an additional 42,000 shares. Such shares may be, in whole or in part, authorized and unissued shares of Common Stock or treasury shares which have been reacquired by the Company. If any Option shall expire or terminate for any reason without having been exercised in full, the unexercised shares subject thereto shall again be available for purposes of the Plan. If any Shares of Restricted Stock are forfeited, the forfeited shares again be available for purposes of the Plan.

        4. ADMINISTRATION.

                  4.1 Powers. The Plan shall be administered by the Board of Directors, which shall have all of the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying Awards made under the Plan. Subject to the express provisions of the Plan, the Board of Directors shall have plenary authority to interpret the Plan, to adopt, amend and rescind the rules and regulations relating to the Plan and to make all other determinations and to take all other actions deemed necessary or advisable for the administration of the Plan. Any decision of the Board of Directors in the administration of the Plan, as described herein, shall be final and conclusive.

                  4.2 Delegation to Committee Permitted. Notwithstanding anything to the contrary contained herein, the Board of Directors may at any time, or from time to time, appoint a Committee of at least two members, who shall be members of the Compensation Committee of the Board of Directors (or such other persons as the Board of Directors may designate), and delegate to the Committee the authority of the Board of Directors to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board of Directors, and shall be substituted for the Board of Directors in the administration of the Plan, except the power to appoint members of the Committee and to terminate, modify or amend the Plan. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may discharge the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as its shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

        5. ELIGIBILITY. Options and Restricted Stock Awards under this Plan shall be granted only to Non-Employee Directors.


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        6. OPTIONS.

6.1      Grant of Options.

(a) As of the Effective Date, each Non-Employee Director serving on the Board of Directors automatically shall be granted an Option to purchase 10,000 shares of Common Stock, effective as of January 20, 1997, subject to approval of the Plan by the stockholders of the Company as required under Section 14 hereof.

(b) Each new Non-Employee Director who is first appointed or elected to the Board of Directors after the Effective Date automatically shall be granted an Option to purchase 10,000 shares of Common Stock on the day he or she is first appointed or elected to the Board of Directors.

(c)      Each Non-Employee Director who has been granted Options under paragraph
         (a) or (b) automatically shall be granted an additional Option to purchase 5,000 shares of Common Stock at the time of each regular January meeting of the Board of Directors.

                  6.2 Option Prices. The purchase price of the Common Stock under each Option shall be equal to the Fair Market Value of the Common Stock on the grant date (subject to adjustment as provided in Section 12 hereof).

                  6.3 Term of Options; Limitations on Exercise. The term of each Option shall be for ten years from the date of grant, and, except as set forth in Section 8 hereof or as modified by the Board pursuant to Section 6.6, shall expire six months after the cessation of the Holder's status as a Non-Employee Director or upon the earlier expiration at the end of its ten year term. Each Option granted pursuant to Section 6.1(a) shall become exercisable on the six month anniversary of the date of grant of such Option. Unless the Board of Directors approves another vesting schedule, one-third of the shares of Common Stock subject to each Option granted pursuant to Section 6.1(b) or Section 6.1(c) shall become exercisable on a cumulative basis on each of the first three anniversaries of the date of the grant of such Option.

                  6.4 Exercise of Options. Any part of an Option granted and presently exercisable under the Plan shall be exercisable in whole, or in part, at any time during the term of the Option. Payment shall be made in cash, in whole shares of Common Stock already owned by the Holder of the Option, partly in cash and partly in such Common Stock, or in any other manner acceptable to the Company. Such notice shall state that the Holder of the Option elects to exercise the Option, the number of shares in respect of which it is being exercised and the manner of payment for such shares, and shall either (i) be accompanied by payment of the full Option Price of such shares, or (ii) provide for such arrangements for the payment of the full Option Price of such shares as may be satisfactory to the Company.

                  The Non-Employee Director shall be deemed to have paid the full Option Price due upon exercise of his Options, if his irrevocable notice of exercise to the Corporation is accompanied by an irrevocable instruction to the Corporation to deliver the shares of Common Stock issuable upon exercise of the Options promptly to a broker-dealer designated by Non-Employee Director (which may include the Corporation's transfer agent) for the Non-Employee Director's account, together with an irrevocable instruction to such broker-dealer to sell at least that portion of the shares necessary to pay the option price (and any related expenses specified by the parties), and such portion of the sale proceeds is delivered directly to the Corporation no later than the settlement date. This cashless exercise alternative shall not be available if, at the time of such exercise, the Corporation determines that this procedure would subject the Non-Employee Director to liability under Section 16(b) of the Securities Exchange Act of 1934.

                  6.5 Nontransferability of Options. No Options shall be transferable otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Holder thereof only by such Holder.

                  Notwithstanding the foregoing, the Board of Directors may, in its discretion, permit a Holder to transfer all or a portion of his or her Options to members of his or her immediate family, to trusts for the benefit of


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members of his or her immediate family, or to family limited partnerships in which immediate family members are the only partners, provided that the Holder may receive no consideration for such transfers, and that such Options shall still be subject to termination in accordance with Section 6.3 and Section 9 in the hands of the transferee.

                  6.6 Modifications. The Board of Directors shall have the authority to modify, in any manner it deems desirable or appropriate, the terms of the Option Awards to be made to one or more classifications of Non-Employee Directors under Section 6, including the size or vesting schedules of such Option Awards; provided that, any modification shall be applied uniformly to all Non-Employee Directors in equivalent circumstances, and further provided, that the modification shall not increase the number of shares available under the Plan beyond the aggregate limit set forth in Section 3.

        7.        RESTRICTED STOCK.

                  7.1 Annual Grants of Restricted Stock. On January 20, 1997, and at the January meeting of the Board of Directors each subsequent year, each Non-Employee Director shall be granted an Award consisting of 250 shares of Restricted Stock; provided that, such an Award shall not be effective unless the Plan has been approved by the stockholders of the Company, as specified in
Section 14 below, and the Non-Employee has agreed and acknowledged in writing in such form as may be requested by the Company that he or she holds such Restricted Stock subject to the transfer restrictions and other conditions set forth in this Section 7 of the Plan.

                  7.2 Issuance of Restricted Stock. When a Non-Employee Director is granted shares of Restricted Stock, the Company shall issue the shares immediately, and shall register the stock certificates or certificates representing such shares in the name of the Non-Employee Director. Each such stock certificate shall bear an appropriate legend referring to the transfer restrictions and other conditions applicable to such shares of Restricted Stock under the terms of the Plan. The Company shall deliver the stock certificates for each Restricted Stock Award to a custodian or an escrow agent designated by the Board, to be held in escrow until the latest of the following dates:

(a) the date the Plan has been approved by the stockholders of the Company, as specified in Section 14 below;

(b) six months after the date the Restricted Stock was granted to the Non-Employee Director; or

(c) if later, the date on which the transfer restrictions imposed on the Restricted Stock Award by Section 7.3 have expired or been waived.

The Board may designate an executive officer of the Company to act as the custodian or escrow agent for such stock certificates.

                  Non-Employee Directors will not be required to make any payment or provide consideration to the Company for the issuance of Restricted Stock Awards, other than providing services to the Company as members of the Board of Directors.

                  7.3 Rights As A Stockholder. Upon approval of the Plan by the stockholders, a Non-Employee Director granted a Restricted Stock Award shall have all of the rights of a stockholder of the Company with respect to the shares of Restricted Stock included in the Award, including the right to vote the shares and receive all dividends and other distributions declared with respect to such shares, excluding, however, the shares of Restricted Stock held by the Non-Employee Director shall be subject to the following terms and conditions:

(a) During a period set by the Board of Directors of not less than six (6) months, commencing with the date on which the Restricted Stock Award was granted (the "Restriction Period"), the Non-Employee Director will not be permitted to sell, transfer, pledge or assign the shares of Restricted Stock awarded to him or her.

(b) If, at any time during the Restriction Period set by the Board for the Restricted Stock Award, the

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         Non-Employee Director's service on the Board of Directors terminates for any reason other than death, disability or retirement at or after age 65, the shares of Restricted Stock included in that Award shall be forfeited, unless the Board of Directors determines that a waiver of such forfeiture would be appropriate, desirable and in the best interests of the Company. A Non-Employee Director shall not forfeit any shares of Restricted Stock if his or her service as a director terminates as a result of death, disability or retirement at or after age 65.

(c) Notwithstanding the other provisions of this Section 7.3, the Board of Directors may adopt rules which would permit a gift by a Non-Employee Director of shares of Restricted Stock to a spouse, child, stepchild, grandchild or a family limited partnership or a transfer to a trust the beneficiary or beneficiaries of which shall be either such a relative or persons or the Non-Employee Director, provided that the Restricted Stock so transferred shall remain subject to the restrictions in paragraphs (a) and (b).

                  7.4 Modifications. The Board of Directors shall have the authority to modify, in any manner it deems desirable or appropriate, the terms of the Restricted Stock Awards to be made to one or more classifications of Non-Employee Directors under this Section 7, including the size or Restriction Periods of such Restricted Stock Awards; provided that, any modification shall be applied uniformly to all Non-Employee Directors in equivalent circumstances, and further provided that the modification shall not increase the number of shares available under the Plan beyond the aggregate limit set forth in Section 3.

        8. ACCELERATION ON CHANGE IN CORPORATE CONTROL. Notwithstanding any waiting period to the contrary set forth herein, each outstanding Option granted under the Plan shall become exercisable in full for the aggregate number of shares covered thereby, and all transfer restrictions and forfeiture conditions imposed on Awards of Restricted Stock shall be waived, in the event of a Change in Corporate Control. The acceleration of the exercise of Options or the waiver of restrictions on Restricted Stock as provided in this Section 8 may be limited as the Board of Directors deems appropriate to ensure that the penalty provisions of Section 4999 of the Code will not apply to any stock received by the Holder from the Company.

For purposes of this Plan, a "Change in Corporate Control" shall include any of the following events:

(1) The acquisition in one or more transactions of more than twenty percent (20%) of the Company's outstanding Common Stock (or the equivalent in voting power of any class or classes of securities of the Company entitled to vote in elections of directors) by any corporation, or other person or group (within the meaning of Section 14(d)(3) of the Securities Exchange Act of 1934, as amended);

(2) Any transfer or sale of substantially all of the assets of the Company, or any merger or consolidation of the Company into or with another corporation in which the Company is not the surviving entity;

(3) Any election of persons to the Board of Directors which causes a majority of the Board of Directors to consist of persons other than "Continuing Directors". For this purpose, those persons who were members of the Board of Directors on January 20, 1997, shall be "Continuing Directors". Any person who is nominated for election as a member of the Board after January 20, 1997, shall also be considered a "Continuing Director" for this purpose if, and only if, his or her nomination for election to the Board of Directors is approved or recommended by a majority of the members of the Board (or of the relevant Nominating Committee) and at least five (5) members of the Board are themselves Continuing Directors at the time of such nomination; or

(4) Any person, or group of persons, announces a tender offer for at least twenty percent (20%) of the Company's Common Stock.

        9. CESSATION OF SERVICE AS A NON-EMPLOYEE DIRECTOR.

                  9.1 Death of Holder. If any Non-Employee Director shall die prior to the end of his or her service as a member of the Board of Directors, then:


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(a)      Each outstanding but unexercised Option granted to him or her under the
         Plan shall become exercisable in full for the aggregate number of shares covered thereby and each Option may be exercised by the legatee(s) or personal representative(s) of such Holder at any time within twelve months after such Holder's death; provided, however, that no Option may be exercised after the expiration date of such Option.

(b) Any transfer restrictions and conditions of forfeiture applicable to his or her shares of Restricted Stock shall be waived by the Company.

                  9.2 Total Disability; Retirement. If a Non-Employee Director ceases to serve as a member of the Board of Directors prior to the end of his or her term as a result of Retirement at or after age 65 or Total Disability, then:

(a) Each outstanding but unexercised Option granted under the Plan shall become exercisable in full for the aggregate number of shares covered thereby from and after the date of such cessation of service and such Option may be exercised by such Holder (or his or her guardian(s) or personal representative(s)) at any time within twelve months after such cessation of service; provided, however, that no Option may be exercised after the expiration date of such Option; and

(b) Any transfer restrictions and conditions of forfeiture applicable to his or her shares of Restricted Stock shall be waived by the Company.

                  9.3 Failure to be Nominated for Reelection; Failure to be Reelected. If a Non-Employee Director shall cease to serve as a member of the Board of Directors as a result of such Holder's resignation from the Board (other than as a result of Retirement or Total Disability) or such Holder's decision not to stand for reelection at the expiration of his or her term of office, or such Holder is not nominated by the Board to stand for election at the Annual Stockholders' Meeting at which his or her term of office expires, or, if nominated, such person is not reelected, then all Options held by such Holder may be exercised at any time within six months after the date of such cessation of service; provided, however, (i) only Options exercisable by the Holder at the time of the cessation of service as a Non-Employee Director may be exercised after such cessation, and (ii) no Option may be exercised after the expiration date of such Option. Further, any shares of Restricted Stock held by that Non-Employee Director subject to forfeiture under Section 7.3 shall be forfeited.

                  9.4 Removal by the Stockholders for Cause. If a Holder is removed from the Board by the stockholders of the Company for cause (for these purposes, cause shall include, but not be limited to, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his or her duties and responsibilities for any reason other than illness or incapacity), then (a) all unexercised Options held by such Holder shall immediately be cancelled and terminate, and (b) any shares of Restricted Stock subject to forfeiture under Section 7.3 shall be forfeited.

       10. NONALIENATION OF BENEFITS. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit.

       11. WRITTEN AGREEMENTS. Each grant of an Option hereunder shall be evidenced by a Stock Option Agreement, and each Restricted Stock Award shall be evidenced by a Restricted Stock Agreement, each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Board of Directors from time to time shall approve.

       12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change or changes in the outstanding Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger,

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consolidation, stock split, combination or any similar transaction, the Board of
Directors shall adjust the number of shares of Common Stock which may be issued under this Plan, the number of shares of Common Stock subject to Options theretofore granted under this Plan, the Option Price of such Options, the number of shares of Restricted Stock and make any and all other adjustments deemed appropriate by the Board of Directors in such manner as the Board of Directors deems appropriate to prevent substantial dilution or enlargement of the rights granted to a participating Non-Employee Director.

       13. TERMINATION AND AMENDMENT. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall expire on January 20, 2007. The Board of Directors may terminate the Plan at any time, and the Board of Directors at any time also may modify or amend the Plan in such respects as it shall deem advisable. No termination, modification or amendment of the Plan or any outstanding Stock Option Agreement may, without the consent of the Holder to whom any Award shall theretofore have been granted, adversely affect the rights of such Holder with respect to such Award. The Plan automatically shall terminate in the event that it is not approved by the stockholders of the Company as required under Section 14 hereof.

       14. EFFECTIVENESS OF THE PLAN. The Plan shall become effective as of January 20, 1997, provided that the Plan is approved at the 1997 Annual Stockholders' Meeting of the Company by the holders of a majority of the shares of Common Stock represented at the meeting (in person or by proxy) and entitled to vote thereon. If the Plan is not so approved it shall terminate automatically, and all Options and Restricted Stock shall automatically be cancelled and be of no further force or effect.

       15. RIGHTS OF A HOLDER AS A STOCKHOLDER. The Holder of an Option shall have none of the rights of a stockholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

       16. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company with respect to Awards shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, and (ii) the rules and regulations of any securities exchange or securities market on which the Common Stock may be listed or traded. Any Option or Restricted Stock award granted under this Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine that any registration of the shares of Common Stock, or any consent or approval of any governmental body, or any other agreement or consent, is necessary as a condition of the granting of an Option or other Award, or the issuance of Common Stock in satisfaction thereof, such Common Stock will not be issued or delivered until such requirement is satisfied in a manner acceptable to the Board of Directors.

       17. WITHHOLDING. The Company's obligation to deliver shares of Common Stock upon the exercise of any Option granted under the Plan shall be subject to applicable Federal, state and local tax withholding requirements. Federal, state and local withholding tax due upon the exercise of any Option or upon the vesting of Restricted Stock may be paid in shares of Common Stock upon such terms and conditions as the Board shall determine; provided, however, that the Board in its sole discretion may disapprove such payment and require that such taxes be paid in cash.

       18. SEVERABILITY. If any of the terms or provisions of this Plan conflict with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (as the same shall be amended from time to time), then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3.

       19. NON-EXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

        20. GOVERNING LAW. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.